                                                                     EXHIBIT 5.1

                                November 29, 2001

Advance Auto Parts, Inc.
5673 Airport Road
Roanoke, Virginia 24012

           Advance Auto Parts, Inc.
           Registration Statement on Form S-8
           ----------------------------------

           You have requested our opinion with respect to certain matters in connection with the filing by Advance Auto Parts, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the issuance and sale of up to 5,521,168 shares (the "Shares") of the Company's Common Stock, par value $.0001 per share ("Common Stock"), that may be issued from time to time upon (i) the exercise of options to purchase Common Stock pursuant to the Company's 2001 Senior Executive Stock Option Plan and the 2001 Executive Option Plan, and (ii) the purchase of Common Stock under the Company's 2001 Senior Executive Stock Subscription Plan and the 2001 Employee Stock Subscription Plan (collectively, the "Plans").

           In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances. We are attorneys duly admitted to practice only in the State of California and are opining herein solely as to the laws of the State of Delaware and United States federal law.

           Based on such review, we are of the opinion that the Shares have been duly authorized, and when sold and issued in accordance with the terms of the Plans will be, validly issued, fully paid and nonassessable.

           We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

           Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                              Very truly yours,

                             /s/ Riordan & McKinzie